Exhibit 99.1

Roivant Reports Financial Results for the First Quarter Ended June 30, 2025, and Provides Business Update

BASEL, Switzerland and LONDON and NEW YORK, August 11, 2025 – Roivant (Nasdaq: ROIV) today reported its financial results for the first quarter ended June 30, 2025, and provided a business update.

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Brepocitinib VALOR Phase 3 study in dermatomyositis (DM) remains on track for topline data readout in the second half of calendar year 2025, with last patient last visit completed in July; Roivant and Priovant hosted an investor event on brepocitinib in June to share details about the ongoing VALOR study, including pooled/blinded baseline data, clinical endpoints details and successful steroid tapering data

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Brepocitinib program continues to advance with rapid enrollment in non-infectious uveitis (NIU) Phase 3 study and cutaneous sarcoidosis (CS) proof-of-concept trial, with readouts expected in the first half of calendar year 2027 and second half of calendar year 2026, respectively

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IMVT-1402 second potentially registrational study in Graves’ disease (GD) and potentially registrational study in Sjögren’s disease (SjD) were both initiated in June 2025; all other clinical trials in previously announced six indications remain on track

•	Batoclimab remission data from the proof-of-concept study in GD to be reported at the American Thyroid Association (ATA) Annual Meeting in September

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LNP litigation continues to progress with summary judgment phase ongoing in the U.S. Moderna case and jury trial scheduled for March 2026. International proceedings continue as expected with first major hearings expected in the first half of calendar year 2026. Judge’s decision pending on the Markman hearing in the Pfizer/BioNTech case

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Roivant completed its $1.5 billion share repurchase program, including $208 million in repurchases for the quarter ending June 30, 2025, reducing outstanding shares by over 15% from March 31, 2024. A new $500 million share repurchase program was approved by the board of directors in June 2025

•	Roivant reported consolidated cash, cash equivalents, restricted cash and marketable securities of $4.5 billion at June 30, 2025, supporting cash runway into profitability

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Roivant will host a live conference call and webcast at 8:00 a.m. ET on Monday, August 11, 2025, to report its financial results for the first quarter ended June 30, 2025, and provide a business update

“I am proud of our continued execution in this quarter, including clinical progress across our programs and the completion of our initial $1.5 billion share repurchase program,” said Matt Gline, CEO of Roivant. “I am very excited for the year ahead of us – including the near-term readout of our DM trial and preparations for the potential launch of brepocitinib, which could bring meaningful benefit to patients with high unmet need. Our board has also approved an additional buyback program, reflecting our commitment to return capital to shareholders and to increase our exposure to our existing and future programs.”

Recent Developments

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Priovant: Phase 3 VALOR study for brepocitinib evaluating its use in patients with DM remains on track for topline data readout in the second half of calendar year 2025, with last patient last visit completed in July. Roivant and Priovant hosted an investor event on brepocitinib in June and shared details about the ongoing VALOR DM study, including pooled/blinded baseline data, clinical endpoints details and successful steroid tapering data. Phase 3 trial for brepocitinib in non-infectious uveitis (NIU) is actively enrolling and on track for topline readout in the first half of calendar year 2027. Proof-of-concept trial for brepocitinib in cutaneous sarcoidosis (CS) is actively enrolling and on track for topline readout in the second half of calendar year 2026.

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Immunovant: In June 2025, Immunovant initiated a second potentially registrational trial evaluating IMVT-1402 in GD and a potentially registrational trial evaluating IMVT-1402 in SjD. All clinical development timelines remain on track for IMVT-1402 across six announced indications, including potentially registrational trials in Graves’ disease (GD), difficult-to-treat rheumatoid arthritis (D2T RA), myasthenia gravis (MG), chronic inflammatory demyelinating polyneuropathy (CIDP) and Sjögren’s disease (SjD), and a proof-of-concept trial in cutaneous lupus erythematosus (CLE).

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Roivant: Roivant reported consolidated cash, cash equivalents, restricted cash and marketable securities of $4.5 billion at June 30, 2025, supporting cash runway into profitability. Roivant completed its $1.5 billion share repurchase program, including $208 million in repurchases this quarter, reducing outstanding shares by over 15% from March 31, 2024. A new $500 million share repurchase program was approved by the board of directors in June 2025.

Major Upcoming Milestones

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Priovant plans to report topline data from the ongoing Phase 3 trial of brepocitinib in DM in the second half of calendar year 2025 and topline data from the ongoing Phase 3 trial of brepocitinib in NIU in the first half of calendar year 2027. Topline results for the Phase 2 trial in CS are expected in the second half of calendar year 2026.

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Immunovant expects to report remission data from the batoclimab proof-of-concept study in GD at the American Thyroid Association (ATA) Annual Meeting in September 2025 and data from the batoclimab Phase 3 trial in thyroid eye disease (TED) in the second half of calendar year 2025. In calendar year 2026, Immunovant expects to report results from the open-label portion of the potentially registrational trial of IMVT-1402 in D2T RA and top-line results from the proof-of-concept trial of IMVT-1402 in CLE. In calendar year 2027, top-line results are expected across three indications from the potentially registrational trials of IMVT-1402 in D2T RA, GD and MG.

•	Pulmovant plans to report topline data from the ongoing Phase 2 trial of mosliciguat in pulmonary hypertension associated with interstitial lung disease in the second half of calendar year 2026.

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Genevant LNP litigation continues to progress with summary judgment phase ongoing in the U.S. Moderna case and jury trial currently scheduled for March 2026. International proceedings continue as expected with first major hearings expected in the first half of calendar year 2026. Judge’s decision pending on the Markman hearing in the Pfizer/BioNTech case.

First Quarter Ended June 30, 2025 Financial Summary

Cash Position and Marketable Securities

As of June 30, 2025, the Company had consolidated cash, cash equivalents, restricted cash and marketable securities of approximately $4.5 billion.

Research and Development Expenses

Research and development (R&D) expenses increased by $32.4 million to $152.9 million for the three months ended June 30, 2025, compared to $120.5 million for the three months ended June 30, 2024. This increase was primarily driven by increases in program-specific costs of $19.8 million and personnel-related expenses of $11.0 million.

The increase of $19.8 million in program-specific costs was primarily driven by increases of $15.2 million related to the anti-FcRn franchise, reflecting the progression of our programs, $5.4 million related to mosliciguat, and $4.4 million related to brepocitinib.

The majority of unallocated share-based compensation and personnel-related expenses were related to the anti-FcRn franchise activities at Immunovant. The increase of $11.0 million in personnel-related expenses was primarily driven by higher headcount to support additional clinical studies for the anti-FcRn franchise.

Non-GAAP R&D expenses were $141.0 million for the three months ended June 30, 2025, compared to $109.3 million for the three months ended June 30, 2024.

General and Administrative Expenses

General and administrative (G&A) expenses increased by $34.1 million to $134.0 million for the three months ended June 30, 2025, compared to $99.9 million for the three months ended June 30, 2024. This increase was primarily due to an increase in share-based compensation expense of $34.2 million, largely as a result of long-term equity incentive awards from the 2024 Senior Executive Compensation Program.

Non-GAAP G&A expenses were $62.6 million for the three months ended June 30, 2025, compared to $62.0 million for the three months ended June 30, 2024.

Income from discontinued operations, net of tax

Income from discontinued operations, net of tax was $89.1 million for the three months ended June 30, 2024 and represents the financial results of Dermavant during this period.

(Loss) income from continuing operations, net of tax

Loss from continuing operations, net of tax was $273.9 million for the three months ended June 30, 2025, compared to $31.6 million for the three months ended June 30, 2024. On a basic and diluted per common share basis, loss from continuing operations, net of tax was $0.33 for the three months ended June 30, 2025. On a basic and diluted per common share basis, income from continuing operations, net of tax was $0.01 for the three months ended June 30, 2024.

Non-GAAP loss from continuing operations, net of tax was $170.1 million for the three months ended June 30, 2025, compared to $107.1 million for the three months ended June 30, 2024.

ROIVANT SCIENCES LTD.
Selected Balance Sheet Data
(unaudited, in thousands)

	June 30, 2025	March 31, 2025
Cash, cash equivalents and restricted cash	$1,248,609	$2,725,661
Marketable securities	3,264,692	2,171,480
Total assets	5,032,602	5,436,940
Total liabilities	216,696	249,742
Total shareholders’ equity	4,815,906	5,187,198
Total liabilities and shareholders’ equity	5,032,602	5,436,940

ROIVANT SCIENCES LTD.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except share and per share amounts)
	Three Months Ended June 30,
	2025	2024
Revenue	$2,170	$7,990
Operating expenses:
Cost of revenues	154	213
Research and development (includes $11,099 and $10,532 of share-based compensation expense for the three months ended June 30, 2025 and 2024, respectively)	152,919	120,507
General and administrative (includes $71,079 and $36,841 of share-based compensation expense for the three months ended June 30, 2025 and 2024, respectively)	134,019	99,892
Total operating expenses	287,092	220,612
Gain on sale of Telavant net assets	—	110,387
Loss from operations	(284,922)	(102,235)
Change in fair value of investments	19,125	(15,226)
Change in fair value of liability instruments	2,329	1,150
Interest income	(48,322)	(72,127)
Other expense, net	11,208	3,608
Loss from continuing operations before income taxes	(269,262)	(19,640)
Income tax expense	4,649	11,963
Loss from continuing operations, net of tax	(273,911)	(31,603)
Income from discontinued operations, net of tax	—	89,093
Net (loss) income	(273,911)	57,490
Net loss attributable to noncontrolling interests	(50,556)	(37,807)
Net (loss) income attributable to Roivant Sciences Ltd.	$(223,355)	$95,297
Amounts attributable to Roivant Sciences Ltd.:
(Loss) income from continuing operations, net of tax	$(223,355)	$6,049
Income from discontinued operations, net of tax	—	89,248
Net (loss) income attributable to Roivant Sciences Ltd.	$(223,355)	$95,297
Net (loss) income per common share, basic:
(Loss) income from continuing operations, net of tax	$(0.33)	$0.01
Income from discontinued operations, net of tax	$—	$0.12
Net (loss) income per common share	$(0.33)	$0.13
Net (loss) income per common share, diluted:
(Loss) income from continuing operations, net of tax	$(0.33)	$0.01
Income from discontinued operations, net of tax	$—	$0.11
Net (loss) income per common share	$(0.33)	$0.12
Weighted average shares outstanding:
Basic	680,286,922	735,816,536
Diluted	680,286,922	781,627,601

ROIVANT SCIENCES LTD.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

		Three Months Ended June 30,
	Note	2025	2024
Loss from continuing operations, net of tax		$(273,911)	$(31,603)
Adjustments:
Research and development:
Share-based compensation	(1)	11,099	10,532
Depreciation and amortization	(2)	786	694
General and administrative:
Share-based compensation	(1)	71,079	36,841
Depreciation and amortization	(2)	312	1,091
Gain on sale of Telavant net assets	(3)	—	(110,387)
Other:
Change in fair value of investments	(4)	19,125	(15,226)
Change in fair value of liability instruments	(5)	2,329	1,150
Estimated income tax impact from adjustments	(6)	(943)	(204)
Adjusted loss from continuing operations, net of tax (Non-GAAP)		$(170,124)	$(107,112)

		Three Months Ended June 30,
	Note	2025	2024
Research and development expenses		$152,919	$120,507
Adjustments:
Share-based compensation	(1)	11,099	10,532
Depreciation and amortization	(2)	786	694
Adjusted research and development expenses (Non-GAAP)		$141,034	$109,281

		Three Months Ended June 30,
	Note	2025	2024
General and administrative expenses		$134,019	$99,892
Adjustments:
Share-based compensation	(1)	71,079	36,841
Depreciation and amortization	(2)	312	1,091
Adjusted general and administrative expenses (Non-GAAP)		$62,628	$61,960

Notes to non-GAAP financial measures:

(1) Represents non-cash share-based compensation expense.

(2) Represents non-cash depreciation and amortization expense.

(3) Represents a gain on the sale of Telavant net assets to Roche due to the achievement of a one-time milestone in June 2024.

(4) Represents the unrealized loss (gain) on equity investments in unconsolidated entities that are accounted for at fair value with changes in value reported in earnings.

(5) Represents the change in fair value of liability instruments, which is non-cash and primarily includes the unrealized losses relating to the measurement and recognition of fair value on a recurring basis of certain liabilities.

(6) Represents the estimated tax effect of the adjustments.

Investor Conference Call Information

Roivant will host a live conference call and webcast at 8:00 a.m. ET on Monday, August 11, 2025, to report its financial results for the first quarter ended June 30, 2025, and provide a corporate update.

To access the conference call by phone, please register online using this registration link. The presentation and webcast details will also be available under “Events & Presentations” in the Investors section of the Roivant website at https://investor.roivant.com/news-events/events. The archived webcast will be available on Roivant’s website after the conference call.

About Roivant

Roivant (Nasdaq: ROIV) is a biopharmaceutical company that aims to improve the lives of patients by accelerating the development and commercialization of medicines that matter. Roivant’s pipeline includes brepocitinib, a potent small molecule inhibitor of TYK2 and JAK1 in development for the treatment of dermatomyositis, non-infectious uveitis and cutaneous sarcoidosis; IMVT-1402 and batoclimab, fully human monoclonal antibodies targeting FcRn in development across several IgG-mediated autoimmune indications; and mosliciguat, an inhaled sGC activator in development for pulmonary hypertension associated with interstitial lung disease. We advance our pipeline by creating nimble subsidiaries or “Vants” to develop and commercialize our medicines and technologies. Beyond therapeutics, Roivant also incubates discovery-stage companies and health technology startups complementary to its biopharmaceutical business. For more information, visit https://roivant.com.

Roivant Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words or similar expressions. The words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act.

Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts, including statements about the clinical and therapeutic potential of our product candidates, the availability and success of topline results from our ongoing clinical trials and any commercial potential of our product candidates following applicable regulatory approvals. In addition, any statements that refer to projections, forecasts or other characterizations of future events, results or circumstances, including any underlying assumptions, are forward-looking statements. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors.

Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, those risks set forth in the Risk Factors section of our filings with the U.S. Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of our management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors
Keyur Parekh
keyur.parekh@roivant.com

Media
Stephanie Lee
stephanie.lee@roivant.com